Exhibit 99
Stem Announces CEO Transition

John Carrington Steps Down as CEO, to Serve in Advisory Role for Remainder of 2024

Board Appoints David Buzby as Interim Chief Executive Officer

SAN FRANCISCO, September 16, 2024 – Stem, Inc. (NYSE: STEM), a global leader in artificial intelligence (AI)-driven clean energy software and services, today announced that John Carrington has stepped down as Chief Executive Officer (CEO) and as a member of the Company’s Board of Directors, effective immediately. To ensure a smooth transition, Mr. Carrington will serve in an advisory capacity through December 31, 2024. Stem’s Board, with assistance of an executive search firm, is conducting a search, which will include internal and external candidates, to identify a permanent CEO to lead Stem’s evolution as a leading energy software, technology and services company.

David Buzby, Executive Chair of the Company’s Board of Directors, has been appointed interim CEO, effective immediately. Mr. Buzby will continue to serve in his current role as Executive Chair of the Board of Directors. The Company is concluding its previously announced strategy review and expects to publicly announce the outcome of its review in the coming weeks. The identification of a new permanent CEO is critical to the Company’s successful execution of its new strategy.

Laura D’Andrea Tyson, Stem’s Lead Independent Director, said, “On behalf of the Board, I would like to thank John for his many significant contributions to Stem. During his tenure, John led Stem in the expansion of its technology leadership, as it made vast strides in innovation, raised growth capital, and delivered exceptional service to customers. We wish John the best in his future endeavors.”

Mr. Carrington said, “It has been a privilege to serve as the CEO of Stem for more than a decade, and I am extremely proud of all we accomplished, included building an exceptional leadership team, making Stem a leader in the energy transition, and executing on a successful initial public offering in 2021. I have complete confidence in our outstanding global team, including in David as interim CEO, and look forward to the Company’s evolution in its next phase of software and services growth.”

Ms. Tyson continued, “As a founding investor and since joining Stem’s Board, David has provided outstanding guidance and oversight and has been a driving force in building Stem into a global leader in clean energy solutions. David is an industry veteran with a proven track record of investing in, and building, companies at the forefront of the energy transition. As we conduct our search for a permanent CEO, I am confident that David is the right leader to promote Stem’s focus on growing software and services revenue and on maximizing stockholder value. I also look forward to the instrumental support that Doran Hole, our newly appointed Chief Financial Officer and Executive Vice President, as well as the rest of our very talented senior leadership team, will provide David during this critical time in Stem’s evolution.”

About David Buzby

Exhibit 99

David Buzby has been starting, building and investing in “impact” businesses for the last 33 years with an emphasis on renewable energy generation, energy storage/grid services, decarbonizing the built environment, recycling, carbon removal and lithium production. He currently also sits on the Board of privately held Wondrwall Holdco Ltd. and Spring Valley Acquisition Corp. II (NASD: SVII). Previously, he was an early investor in, and a board member of, Sunrun Inc. (NASD: RUN); a founding investor, Chairman and Chief Executive Officer, of SunEdison, LLC before its sale to MEMC Electronic Materials, Inc. (NYSE:MEMC); and a founding investor, board member and chair of the audit committee of ValueClick (NASD: VCLK) before its sale to Alliance Data Systems Corporation (NYSE:ADS); as well as an investor and board member of many private companies. He has also held senior executive roles in numerous companies, including Chairman, Chief Executive Officer, Chief Operating Officer and Chief Financial Officer. Mr. Buzby received his M.B.A. from Harvard Business School in 1988 and a B.A. from Middlebury College in 1982.

About Stem

Stem provides clean energy solutions and services designed to maximize the economic, environmental, and resiliency value of energy assets and portfolios. Stem’s leading AI-driven enterprise software platform, Athena® enables organizations to deploy and unlock value from clean energy assets at scale. Powerful applications, including AlsoEnergy’s PowerTrack, simplify and optimize asset management and connect an ecosystem of owners, developers, assets, and markets. Stem also offers integrated partner solutions to help improve returns across energy projects, including storage, solar, and EV fleet charging. For more information, visit www.stem.com.

Forward-Looking Statements

Statements contained in this press release that are not statements of historical fact, including those that relate to the Company’s search for a permanent Chief Executive Officer and our strategy and initiatives, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The potential risks and uncertainties that could cause our actual results, performance or achievements to differ from predicted results, performance or achievements include, among others, difficulties or delays in identifying a permanent Chief Executive Officer; our ability to execute on, and achieve the expected benefits from, our operational and strategic initiatives; our inability to secure sufficient and timely inventory from our suppliers, as well as contracted quantities of equipment; our inability to meet contracted customer demand; supply chain interruptions and manufacturing or delivery delays; disruptions in sales, production, service or other business activities; general macroeconomic and business conditions in key regions of the world, including inflationary pressures, general economic slowdown or a recession, rising interest rates, changes in monetary policy, instability in financial institutions, and the prospect of a shutdown of the U.S. federal government; the direct and indirect effects of widespread health emergencies on our workforce, operations, financial results and cash flows; geopolitical instability, such as the ongoing conflict in Ukraine; the results of operations and financial condition of our customers and suppliers; pricing pressures; severe weather and seasonal factors; our

Exhibit 99
inability to continue to grow and manage our growth effectively; our inability to attract and retain qualified employees and key personnel; our inability to comply with, and the effect on our business of, evolving legal standards and regulations, including those concerning data protection, consumer privacy, sustainability, and evolving labor standards; risks relating to the development and performance of our energy storage systems and software-enabled services; our inability to retain or upgrade current customers, further penetrate existing markets or expand into new markets; the risk that our business, financial condition and results of operations may be adversely affected by other political, economic, business and competitive factors; and other risks and uncertainties discussed in our most recent Forms 10-K, 10-Q and 8-K filed with or furnished to the SEC. Statements in this press release are made as of the date of this release, and Stem disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events, or otherwise, except as required by law.

Stem Investor Contacts
Ted Durbin, Stem
Marc Silverberg, ICR
IR@stem.com

Stem Media Contact
Suraya Akbarzad, Stem
press@stem.com

Source: Stem, Inc.